FIRST QUARTER 2018

FINANCIAL SUPPLEMENT

If you need further information, please contact:
Aarti Bowman, Investor Relations
901-523-4017
aagoorha@firsthorizon.com

FHN TABLE OF CONTENTS
Other Information
This financial supplement contains forward-looking statements involving significant risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking information. Those factors include general economic and financial market conditions, including expectations of and actual timing and amount of interest rate movements including the slope of the yield curve, competition, customer and investor responses to these conditions, ability to execute business plans, geopolitical developments, recent and future legislative and regulatory developments, natural disasters, and items mentioned in this financial supplement and in First Horizon National Corporation’s (“FHN”) most recent earnings release, as well as critical accounting estimates and other factors described in FHN’s recent filings with the SEC. FHN disclaims any obligation to update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements to reflect future events or developments.

Use of Non-GAAP Measures and Regulatory Measures that are not GAAP
Certain measures are included in this financial supplement that are “non-GAAP,” meaning (under U.S. financial reporting rules) they are not presented in accordance with generally accepted accounting principles (“GAAP”) in the U.S. and also are not codified in U.S. banking regulations currently applicable to FHN. Although other entities may use calculation methods that differ from those used by FHN for non-GAAP measures, FHN’s management believes such measures are relevant to understanding the financial condition, capital position, and financial results of FHN and its business segments. Non-GAAP measures are reported to FHN’s management and Board of Directors through various internal reports.

Presentation of regulatory measures, some of which follow regulatory definitions rather than GAAP, provides a meaningful base for comparability to other financial institutions subject to the same regulations as FHN. Such measures are used by the various banking regulators in reviewing the performance, stability, and capital adequacy of financial institutions they regulate. Although not GAAP terms, these regulatory measures are not considered “non-GAAP” under U.S. financial reporting rules as long as their presentation conforms to regulatory standards. Regulatory measures used in this financial supplement include: common equity tier 1 capital, generally defined as common equity less goodwill, other intangibles, and certain other required regulatory deductions; tier 1 capital, generally defined as the sum of core capital (including common equity and instruments that cannot be redeemed at the option of the holder) adjusted for certain items under risk based capital regulations; risk weighted assets (“RWA”), which is a measure of total on- and off-balance sheet assets adjusted for credit and market risk, used to determine regulatory capital ratios; and pre-provision net revenue (“PPNR”), calculated by adding the provision/(provision credit) for loan losses to income before income taxes, excluding securities gains/(losses).

The non-GAAP measures presented in this financial supplement are return on average tangible common equity (“ROTCE”), tangible common equity (“TCE”) to tangible assets (“TA”), and tangible book value ("TBV") per common share.

Refer to the tabular reconciliation of non-GAAP to GAAP measures and presentation of the most comparable GAAP items on page 21 of this financial supplement.

FIRST HORIZON NATIONAL CORPORATION SEGMENT STRUCTURE

FIRST HORIZON
NATIONAL CORPORATION
Regional Banking
Consumer
Commercial
Fixed Income
Fixed Income Products
Other Products
Corporate
Corporate Functions
Investment Portfolio
Risk Management
Non-Strategic
National Consumer Lending
TRUPS Loans
Other Exited Businesses

FHN PERFORMANCE HIGHLIGHTS

Summary of First Quarter 2018 Notable Items
Segment	Item	Income Statement	Amount Favorable/ (Unfavorable)	Comments
Corporate	Acquisition expenses	Noninterest expense: various	$(31.4) million	Pre-tax acquisition-related expenses primarily associated with the Capital Bank Financial Corp. ("CBF") acquisition

Corporate	Property sale	Noninterest income: other	$3.3 million	Pre-tax gain on the sale of a building

First Quarter 2018 vs. Fourth Quarter 2017

Consolidated

•
Net income available to common shareholders was $90.6 million, or $.27 per diluted share in 1Q18 compared to net loss available to common shareholders of $52.8 million, or $.20 loss per diluted share in 4Q17

•	Net interest income (“NII”) increased to $301.2 million in 1Q18 from $242.1 million in 4Q17

•	The increase in NII in 1Q18 was primarily driven by the full quarter impact of loan and deposit growth including accretion associated with the CBF acquisition (compared with one month in 4Q17)

•
NII was also favorably impacted in 1Q18 by higher average balances of other commercial loans, accelerated accretion due to loan pay-offs, and the positive impact of higher interest rates, but was negatively impacted by fewer days in 1Q18 relative to 4Q17 and lower average balances of loans to mortgage companies

•	Net Interest Margin (“NIM”) improved to 3.43 percent in 1Q18 from 3.27 percent in 4Q17

•	The improvement in NIM was also largely the result of deposit and loan growth and accretion associated with the CBF acquisition

•	The provision for loan losses was a credit of $1.0 million in 1Q18 compared to provision expense of $3.0 million in 4Q17

•	Noninterest income (including securities gains) increased to $136.0 million in 1Q18 from $133.2 million in 4Q17

•	Noninterest expense decreased to $313.3 million in 1Q18 from $346.7 million in 4Q17

•	The expense decrease was largely driven by the following items:

•	$30.0 million decrease in loss accruals related to legal matters

•	$15.3 million decrease in acquisition-related expenses associated with the CBF acquisition

•	Lower variable compensation and other personnel-related expenses in 1Q18 compared to 4Q17

•	These expense decreases were somewhat offset by a full quarter of expenses related to the inclusion of Capital Bank in 1Q18 compared with one month of expenses in 4Q17

•	Provision for income taxes decreased to $29.9 million in 1Q18 from $74.0 million in 4Q17

•	1Q18 includes $1.6 million of unfavorable discrete items related to CBF purchase accounting adjustments

•
4Q17 includes the effects of the Tax Cuts and Jobs Act ("The Tax Reform Act") somewhat mitigated by a favorable effective tax rate adjustment associated with the reversal of a capital loss deferred tax valuation allowance

Regional Banking

•	Pre-tax income increased to $167.0 million in 1Q18 from $126.2 million in 4Q17; PPNR was $172.4 million and $135.9 million in 1Q18 and 4Q17, respectively

•	Average loans increased to $25.7 billion in 1Q18 from $21.1 billion in 4Q17; period-end loans decreased 1 percent to $26.0 billion in 1Q18

•	Average deposits increased to $27.1 billion in 1Q18 from $22.4 billion in 4Q17, respectively; period-end deposits remained consistent at $27.7 billion

•	The increase in average loans and deposits was primarily driven by loans and deposits added through the CBF acquisition late in 4Q17

•
NII increased 22 percent to $298.7 million in 1Q18 from $244.0 million in 4Q17 primarily due to the full quarter impact of loan and deposit growth and accretion associated with the CBF acquisition (compared with one month in 4Q17)

•	Provision expense decreased to $5.3 million in 1Q18 from $9.7 million in 4Q17

•
Noninterest income increased 12 percent to $78.9 million in 1Q18 from $70.5 million in 4Q17 largely driven by increases in bankcard fee income, other service charges, and deposit fee income, as well as other increases due to the full quarter impact of CBF activities in 1Q18 compared with one month of CBF activities in 4Q17

•	Noninterest expense was $205.2 million in 1Q18, up 15 percent from $178.6 million in 4Q17

•
1Q18 expense includes a $29.5 million increase in expenses attributable to CBF activities, inclusive of a $12.4 million increase in personnel-related expenses (primarily due to the full quarter impact of CBF activities in 1Q18 compared with one month in 4Q17)

Fixed Income

•	Pre-tax income was $3.5 million in 1Q18 compared to $6.0 million in 4Q17

•	NII increased to $8.5 million in 1Q18 from $5.9 million in 4Q17

•	Noninterest income decreased to $45.6 million in 1Q18 from $55.3 million in 4Q17

•	Fixed income product revenue was $38.0 million in 1Q18 compared to $40.6 million in 4Q17

•	Fixed income product average daily revenue (“ADR”) was $624 thousand and $655 thousand in 1Q18 and 4Q17, respectively

•	Other product revenue was $7.6 million in 1Q18 compared to $14.6 million in 4Q17 due to a decrease in fees from loan sales

•	Noninterest expense was $50.5 million in 1Q18 compared to $55.2 million in 4Q17 driven by a decrease in variable compensation expense somewhat offset by the seasonal first quarter FICA reset

FHN PERFORMANCE HIGHLIGHTS (continued)

First Quarter 2018 vs. Fourth Quarter 2017 (continued)

Corporate

•	Pre-tax loss was $54.8 million in 1Q18 compared to pre-tax loss of $82.9 million in 4Q17

•	NII was negative $13.2 million and negative $15.6 million in 1Q18 and 4Q17, respectively

•	Estimated effective duration of the securities portfolio was 4.5 years in 1Q18 and 3.7 years in 4Q17

•	Noninterest income (including net securities gains) was $9.5 million in 1Q18, up from $6.7 million in 4Q17

•	1Q18 includes a $3.3 million gain on the sale of a building

•	Noninterest expense decreased to $51.1 million in 1Q18 from $74.0 million in 4Q17

•	1Q18 includes a $15.3 million decrease in acquisition-related expenses primarily associated with the CBF acquisition, as well as lower personnel-related expenses relative to 4Q17

•	4Q17 expense also includes a $5.6 million charitable contribution to the First Tennessee Foundation, somewhat offset by $4.3 million of deferred compensation BOLI gains

Non-Strategic

•	Pre-tax income was $9.2 million in 1Q18 compared to pre-tax loss of $23.7 million in 4Q17

•	NII was $7.2 million and $7.8 million in 1Q18 and 4Q17, respectively

•	The provision credit was $6.3 million in 1Q18 compared to a provision credit of $6.7 million in 4Q17

•	Noninterest expense decreased to $6.4 million in 1Q18 from $38.9 million in 4Q17

•	4Q17 expense includes $32.0 million of pre-tax loss accruals related to legal matters

Asset Quality

•	Allowance for loan losses decreased to $187.2 million in 1Q18 from $189.6 million in 4Q17; the allowance to loans ratio remained at 69 bps

•	Net charge-offs were $1.4 million in 1Q18 compared to $8.3 million in 4Q17

•	Regional banking net charge-offs were $3.6 million compared to $11.6 million in 4Q17

•	4Q17 was primarily due to a single larger credit within the C&I portfolio as a result of borrower fraud

•	Non-strategic net recoveries were $2.2 million compared to $3.3 million in 4Q17

•	Nonperforming loans (“NPLs”), excluding loans held-for-sale, increased to $132.0 million in 1Q18 from $130.6 million in 4Q17

•	30+ delinquencies decreased $13.1 million to $79.4 million in 1Q18 from $92.5 million in 4Q17

•	The decrease was primarily driven by favorable resolutions across the commercial and consumer portfolios

Taxes

•	The effective tax rates for 1Q18 and 4Q17 were 23.96 percent and 288.93 percent, respectively

•
1Q18 was favorably affected by the decrease in the federal tax rate from 35 percent to 21 percent, non-deductible expenses related to FDIC premium and executive compensation offset a portion of the benefit from the rate decrease

•	1Q18 includes $1.6 million of unfavorable discrete items related to CBF purchase accounting adjustments

•	4Q17 effective rate was negatively impacted by the estimated effects of the Tax Reform Act primarily associated with a decrease in the valuation of the net deferred tax asset balance

•	4Q17 effective rate was favorably impacted by the reversal of a capital loss deferred tax valuation allowance

•
The rates also reflect the favorable net effect from permanent benefits. Permanent benefits primarily consist of tax credit investments, life insurance, and tax-exempt interest. The permanent benefits in 2018 are offset by non-deductibility (under Tax Reform) of a portion of FDIC premiums and executive compensation expenses

Capital and Liquidity

•	Declared $.12 per common share quarterly dividend in 1Q18, aggregating $39.2 million, which was paid on April 2, 2018

•	Declared aggregate preferred quarterly dividend of $1.6 million in 1Q18 which was paid on April 10, 2018

•
There were no repurchases of shares in 1Q18 (other than those related to employee stock award programs). In January 2018, FHN announced board approval of a new $250 million common share purchase program that will expire January 31, 2020, replacing an old program scheduled to expire January 31, 2018

•	Capital ratios (regulatory capital ratios calculated under the Basel III risk-based capital rules as phased-in; current quarter is an estimate)

•	Total equity to total assets (GAAP) of 11.30 percent in 1Q18 compared to 11.06 percent in 4Q17

•	Tangible common equity to tangible assets (Non-GAAP) of 6.71 percent in 1Q18 compared to 6.57 percent in 4Q17

•	Common Equity Tier 1 of 8.98 percent in 1Q18 compared to 8.88 percent in 4Q17

•	Tier 1 of 9.98 percent in 1Q18 compared to 9.83 percent in 4Q17

•	Total Capital of 11.25 percent in 1Q18 compared to 11.10 percent in 4Q17

•
Leverage of 8.50 percent in 1Q18 compared to 10.31 percent in 4Q17; 1Q18 decrease is driven by an increase in average assets for leverage (ratio denominator) due to the timing of the CBF acquisition late in 4Q17 (full quarter average impact in 1Q18 compared to one month in 4Q17)

FHN CONSOLIDATED INCOME STATEMENT
Quarterly, Unaudited

	(a)					1Q18 Changes vs.
(Dollars in thousands, except per share data)	1Q18	4Q17	3Q17	2Q17	1Q17	4Q17	1Q17

Interest income	$363,355	$287,633	$248,145	$235,341	$218,811	26%	66%
Less: interest expense	62,182	45,545	38,328	34,640	29,103	37%	NM
Net interest income	301,173	242,088	209,817	200,701	189,708	24%	59%
Provision/(provision credit) for loan losses	(1,000)	3,000	—	(2,000)	(1,000)	NM	*
Net interest income after provision for loan losses	302,173	239,088	209,817	202,701	190,708	26%	58%
Noninterest income:
Fixed income	45,506	55,079	55,758	55,110	50,678	(17)%	(10)%
Deposit transactions and cash management	31,162	30,158	28,011	27,858	24,565	3%	27%
Brokerage, management fees and commissions	13,483	12,642	11,937	12,029	11,906	7%	13%
Trust services and investment management	7,277	7,116	6,953	7,698	6,653	2%	9%
Bankcard income	11,267	8,237	6,170	5,605	5,455	37%	NM
Bank-owned life insurance	3,993	3,987	3,539	4,351	3,247	*	23%
Securities gains/(losses), net	86	137	6	405	44	(37)%	95%
Other (b)	23,243	15,834	43	14,617	14,391	47%	62%
Total noninterest income	136,017	133,190	112,417	127,673	116,939	2%	16%
Adjusted gross income after provision for loan losses	438,190	372,278	322,234	330,374	307,647	18%	42%
Noninterest expense:
Employee compensation, incentives, and benefits (c)	171,254	177,312	137,383	138,276	134,494	(3)%	27%
Repurchase and foreclosure provision (d)	(72)	53	(609)	(21,733)	(238)	NM	70%
Legal fees	2,345	1,245	2,052	3,496	5,283	88%	(56)%
Professional fees (e)	12,272	26,958	6,566	9,659	4,746	(54)%	NM
Occupancy	20,451	15,887	13,619	12,800	12,340	29%	66%
Computer software	15,132	13,157	11,993	12,285	10,799	15%	40%
Contract employment and outsourcing (f)	4,053	5,979	2,762	3,255	2,958	(32)%	37%
Operations services	15,561	10,619	10,805	11,524	10,875	47%	43%
Equipment rentals, depreciation, and maintenance	10,018	9,530	6,626	7,036	6,351	5%	58%
FDIC premium expense	8,614	9,090	6,062	5,927	5,739	(5)%	50%
Advertising and public relations	3,599	5,313	5,205	4,095	4,601	(32)%	(22)%
Communications and courier	8,232	5,379	4,328	4,117	3,800	53%	NM
Amortization of intangible assets	6,474	3,568	1,964	1,964	1,232	81%	NM
Other (b)	35,332	62,580	28,113	25,216	19,225	(44)%	84%
Total noninterest expense	313,265	346,670	236,869	217,917	222,205	(10)%	41%
Income before income taxes	124,925	25,608	85,365	112,457	85,442	NM	46%
Provision for income taxes (g)	29,931	73,989	13,596	17,253	27,054	(60)%	11%
Net income/(loss)	94,994	(48,381)	71,769	95,204	58,388	NM	63%
Net income attributable to noncontrolling interest	2,820	2,910	2,883	2,852	2,820	(3)%	*
Net income/(loss) attributable to controlling interest	92,174	(51,291)	68,886	92,352	55,568	NM	66%
Preferred stock dividends	1,550	1,550	1,550	1,550	1,550	*	*
Net income/(loss) available to common shareholders	$90,624	$(52,841)	$67,336	$90,802	$54,018	NM	68%
Common Stock Data
EPS	$0.28	$(0.20)	$0.29	$0.39	$0.23	NM	22%
Basic shares (thousands)	326,489	265,169	233,749	233,482	233,076	23%	40%
Diluted EPS	$0.27	$(0.20)	$0.28	$0.38	$0.23	NM	17%
Diluted shares (thousands)	330,344	265,169	236,340	236,263	236,855	25%	39%
Key Ratios & Other
Return on average assets (annualized) (h)	0.95%	(0.58)%	0.99%	1.32%	0.82%
Return on average common equity (“ROE”) (annualized) (g)	8.79%	(6.73)%	10.79%	15.26%	9.40%
Return on average tangible common equity (“ROTCE”) (annualized) (h) (i)	14.06%	(8.78)%	12.17%	17.30%	10.33%
Fee income to total revenue (h)	31.10%	35.47%	34.89%	38.80%	38.13%
Efficiency ratio (h)	71.67%	92.41%	73.51%	66.44%	72.47%
Average full time equivalent employees	5,835	4,792	4,277	4,328	4,258
Certain previously reported amounts have been revised to reflect the retroactive effect of the adoption of ASU 2017-07 "Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost" effective January 1, 2018.
NM - Not meaningful
* Amount is less than one percent.
(a) 1Q18 includes three months of activity related to the CBF acquisition compared with one month of activity in 4Q17.
(b) Refer to the Other Income and Other Expense table on page 7 for additional information.
(c) 1Q18 and 4Q17 include $3.9 million and $16.8 million, respectively of acquisition-related expenses associated with the CBF acquisition.
(d) Expense reversals driven by the settlements/recoveries of certain repurchase claims.
(e) 1Q18 and 4Q17 include $5.4 million and $20.3 million, respectively of acquisition-related expenses associated with the CBF acquisition; 3Q17 and 2Q17 increases largely driven by acquisition-related expenses primarily associated with the CBF and Coastal acquisitions.
(f) 1Q18 and 4Q17 include $1.4 million and $.9 million, respectively of acquisition-related expenses associated with the CBF acquisition.
(g) 1Q18 includes $1.6 million of unfavorable discrete tax adjustments related to CBF purchase accounting adjustments; 4Q17 increase primarily associated with the effects of the Tax Act; 4Q17, 3Q17 and 2Q17 include the impact of a favorable effective tax rate adjustment associated with the reversal of a capital loss deferred tax valuation allowance.
(h) See Glossary of Terms for definitions of Key Ratios.
(i) This non-GAAP measure is reconciled to ROE (GAAP) in the Non-GAAP to GAAP reconciliation on page 21 of this financial supplement.

FHN OTHER INCOME AND OTHER EXPENSE
Quarterly, Unaudited

	(a)					1Q18 Changes vs.
(Thousands)	1Q18	4Q17	3Q17	2Q17	1Q17	4Q17	1Q17

Other Income
ATM and interchange fees	$3,267	$3,427	$3,137	$3,083	$2,778	(5)%	18%
Dividend income (b)	2,249	—	—	—	—	NM	NM
Electronic banking fees	1,204	1,171	1,282	1,306	1,323	3%	(9)%
Letter of credit fees	1,249	1,292	1,211	1,122	1,036	(3)%	21%
Mortgage banking	1,770	766	1,354	1,268	1,261	NM	40%
Deferred compensation (c)	451	1,876	1,128	1,491	1,827	(76)%	(75)%
Insurance commissions	757	472	567	592	883	60%	(14)%
Other service charges	5,124	3,485	2,954	3,109	2,984	47%	72%
Gain/(loss) on extinguishment of debt (d)	—	—	(14,329)	—	—	NM	NM
Other (e)	7,172	3,345	2,739	2,646	2,299	NM	NM
Total	$23,243	$15,834	$43	$14,617	$14,391	47%	62%

Other Expense
Litigation and regulatory matters	$2,134	$32,114	$8,162	$533	$(292)	(93)%	NM
Tax credit investments	1,137	822	762	942	942	38%	21%
Travel and entertainment	2,983	3,154	2,798	3,162	2,348	(5)%	27%
Employee training and dues	1,779	1,357	1,198	1,453	1,543	31%	15%
Customer relations	1,063	1,510	1,361	1,543	1,336	(30)%	(20)%
Miscellaneous loan costs	1,142	673	757	699	622	70%	84%
Supplies	1,836	1,222	928	1,093	863	50%	NM
OREO	108	53	303	446	204	NM	(47)%
Other insurance and taxes	2,665	2,457	2,396	2,443	2,390	8%	12%
Non-service components of net periodic pension and post retirement cost	504	363	454	851	477	39%	6%
Other (f)	19,981	18,855	8,994	12,051	8,792	6%	NM
Total	$35,332	$62,580	$28,113	$25,216	$19,225	(44)%	84%
Certain previously reported amounts have been revised to reflect the retroactive effect of the adoption of ASU 2017-07 "Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost" effective January 1, 2018.
NM - Not meaningful
(a) 1Q18 includes three months of activity related to the CBF acquisition compared to one month of activity in 4Q17.
(b) Effective 1/1/18 FHN adopted ASU 2016-01, "Recognition and Measurement of Financial Assets and Financial Liabilities" and began recording dividend income from FRB and FHLB holdings in other income. Prior to 1Q18 these amounts were included in Interest income on the Income Statement.
(c) Amounts driven by market conditions and are mirrored by changes in deferred compensation expense which is included in employee compensation expense.
(d) 3Q17 includes a $14.3 million loss from the repurchase of equity securities previously included in a financing transaction.
(e) 1Q18 includes a $3.3 million gain on the sale of a building.
(f) 1Q18 includes $17.0 million of acquisition-related expenses associated with the CBF acquisition; 4Q17 includes a $5.6 million charitable contribution to the First Tennessee Foundation and $6.2 million of acquisition-related expenses associated with the CBF acquisition; 2Q17 includes a $3.2 million charitable contribution to the First Tennessee Foundation.

FHN CONSOLIDATED PERIOD-END BALANCE SHEET
Quarterly, Unaudited

						1Q18 Changes vs.
(Thousands)	1Q18	4Q17	3Q17	2Q17	1Q17	4Q17	1Q17

Assets:
Investment securities (a)	$4,836,155	$5,180,255	$3,973,138	$3,959,592	$3,953,632	(7)%	22%
Loans held-for-sale (b)	770,412	699,377	339,780	432,771	105,456	10%	NM
Loans, net of unearned income	27,249,793	27,658,929	20,166,091	19,989,319	19,090,074	(1)%	43%
Federal funds sold	62,541	87,364	76,316	34,036	31,495	(28)%	99%
Securities purchased under agreements to resell	910,670	725,609	663,637	657,991	835,222	26%	9%
Interest-bearing cash (c)	309,351	1,185,600	604,326	573,666	2,106,597	(74)%	(85)%
Trading securities	1,759,430	1,416,345	1,469,402	1,315,891	1,167,310	24%	51%
Total earning assets	35,898,352	36,953,479	27,292,690	26,963,266	27,289,786	(3)%	32%
Cash and due from banks	459,820	639,073	347,802	387,053	369,290	(28)%	25%
Fixed income receivables (d)	94,036	68,693	68,750	127,724	168,315	37%	(44)%
Goodwill (e)	1,398,501	1,386,853	236,335	236,335	191,371	1%	NM
Other intangible assets, net (e)	174,415	184,389	43,157	45,121	19,785	(5)%	NM
Premises and equipment, net	531,981	532,251	293,393	292,463	290,497	*	83%
Other real estate owned ("OREO")	35,715	43,382	12,522	11,901	15,144	(18)%	NM
Allowance for loan losses	(187,194)	(189,555)	(194,867)	(197,257)	(201,968)	(1)%	(7)%
Derivative assets	114,348	81,634	80,976	91,653	98,120	40%	17%
Other assets (a)	1,943,221	1,723,189	1,441,878	1,411,697	1,378,260	13%	41%
Total assets	$40,463,195	$41,423,388	$29,622,636	$29,369,956	$29,618,600	(2)%	37%

Liabilities and Equity:
Deposits:
Consumer interest	$12,674,251	$12,877,955	$9,164,017	$9,429,788	$9,367,537	(2)%	35%
Commercial interest	5,816,992	5,469,868	2,915,446	3,285,931	3,275,599	6%	78%
Market-indexed (f)	4,346,862	4,249,536	3,534,546	3,315,045	4,481,085	2%	(3)%
Total interest-bearing deposits	22,838,105	22,597,359	15,614,009	16,030,764	17,124,221	1%	33%
Noninterest-bearing deposits	7,980,846	8,023,003	6,485,245	6,302,585	6,355,620	(1)%	26%
Total deposits	30,818,951	30,620,362	22,099,254	22,333,349	23,479,841	1%	31%
Federal funds purchased	392,714	399,820	292,650	314,892	504,805	(2)%	(22)%
Securities sold under agreements to repurchase	672,154	656,602	516,867	743,684	406,354	2%	65%
Trading liabilities	827,362	638,515	579,028	555,793	848,190	30%	(2)%
Other short-term borrowings (g)	1,332,141	2,626,213	1,637,419	1,044,658	79,454	(49)%	NM
Term borrowings (h)	1,214,967	1,218,097	1,059,507	1,033,329	1,035,036	*	17%
Fixed income payables (d)	6,167	48,996	44,304	28,571	21,116	(87)%	(71)%
Derivative liabilities	121,394	85,061	83,146	92,717	101,347	43%	20%
Other liabilities	504,817	549,234	426,910	396,075	401,997	(8)%	26%
Total liabilities	35,890,667	36,842,900	26,739,085	26,543,068	26,878,140	(3)%	34%
Equity:
Common stock	204,496	204,211	146,395	146,336	146,177	*	40%
Capital surplus	3,155,407	3,147,613	1,401,359	1,395,797	1,391,777	*	NM
Undivided profits	1,211,655	1,160,434	1,177,126	1,131,162	1,061,409	4%	14%
Accumulated other comprehensive loss, net (i)	(390,085)	(322,825)	(232,384)	(237,462)	(249,958)	21%	56%
Preferred stock	95,624	95,624	95,624	95,624	95,624	*	*
Noncontrolling interest (j)	295,431	295,431	295,431	295,431	295,431	*	*
Total equity	4,572,528	4,580,488	2,883,551	2,826,888	2,740,460	*	67%
Total liabilities and equity	$40,463,195	$41,423,388	$29,622,636	$29,369,956	$29,618,600	(2)%	37%
Certain previously reported amounts have been reclassified to reflect the early adoption of ASU 2018-02, "Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income" effective December 31, 2017.
NM - Not meaningful
*Amount is less than one percent.
(a) Effective 1/1/18 FHN adopted ASU 2016-01, "Recognition and Measurement of Financial Assets and Financial Liabilities" which resulted in the reclassification of all equity investments from investment securities to other assets.
(b) 4Q17 increase driven by loans acquired from CBF that have been classified as held-for-sale; 2Q17 increase driven by the Coastal acquisition.
(c) Includes excess balances held at Fed; 4Q17 increase driven by the CBF acquisition; 2Q17 decrease due to loan growth and the Coastal acquisition; 1Q17 level largely driven by an inflow of customer deposits.
(d) Period-end balances fluctuate based on the level of pending unsettled trades.
(e) 4Q17 increase driven by the CBF acquisition; 2Q17 increase driven by the Coastal acquisition.
(f) Market-indexed deposits are tied to an index not administered by FHN and are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.
(g) Balance fluctuates largely based on the level of FHLB borrowings as a result of loan demand and deposit levels.
(h) 4Q17 increase driven by the CBF acquisition.
(i) 1Q18 increase primarily driven by an increase in unrealized losses on AFS securities.
(j) Consists of preferred stock of subsidiaries.

FHN CONSOLIDATED AVERAGE BALANCE SHEET
Quarterly, Unaudited

	(a)					1Q18 Changes vs.
(Thousands)	1Q18	4Q17	3Q17	2Q17	1Q17	4Q17	1Q17

Assets:
Earning assets:
Loans, net of unearned income:
Commercial, financial, and industrial (C&I)	$15,535,621	$13,756,024	$12,474,188	$11,830,942	$11,381,258	13%	37%
Commercial real estate	4,230,217	2,892,949	2,211,831	2,175,733	2,176,355	46%	94%
Consumer real estate	6,302,365	5,029,588	4,398,550	4,431,591	4,491,786	25%	40%
Permanent mortgage	389,732	400,991	405,287	408,202	415,916	(3)%	(6)%
Credit card and other	594,130	439,057	354,807	355,123	348,123	35%	71%
Total loans, net of unearned income (b)	27,052,065	22,518,609	19,844,663	19,201,591	18,813,438	20%	44%
Loans held-for-sale (c)	726,978	504,577	540,121	320,698	110,726	44%	NM
Investment securities:
U.S. treasuries	98	99	109	100	100	(1)%	(2)%
U.S. government agencies	4,792,709	4,042,844	3,762,180	3,755,818	3,735,472	19%	28%
States and municipalities	51	182	—	—	4,350	(72)%	(99)%
Corporate bonds	65,634	29,904	10,000	10,000	10,000	NM	NM
Other (d)	5,153	203,395	188,361	188,229	186,670	(97)%	(97)%
Total investment securities	4,863,645	4,276,424	3,960,650	3,954,147	3,936,592	14%	24%
Trading securities	1,711,776	1,439,152	1,125,033	1,283,212	929,545	19%	84%
Other earning assets:
Federal funds sold	27,797	24,980	29,852	36,936	17,015	11%	63%
Securities purchased under agreements to resell	881,429	818,887	664,208	833,253	691,469	8%	27%
Interest-bearing cash (e)	482,060	459,868	392,274	970,853	2,117,498	5%	(77)%
Total other earning assets	1,391,286	1,303,735	1,086,334	1,841,042	2,825,982	7%	(51)%
Total earning assets	35,745,750	30,042,497	26,556,801	26,600,690	26,616,283	19%	34%
Allowance for loan losses	(190,420)	(194,859)	(196,631)	(200,534)	(202,618)	(2)%	(6)%
Cash and due from banks	563,555	437,604	355,626	350,832	367,136	29%	54%
Fixed income receivables	61,757	79,162	54,286	64,779	41,688	(22)%	48%
Premises and equipment, net	537,359	367,196	293,286	291,769	289,202	46%	86%
Derivative assets	79,292	68,692	74,453	74,974	84,419	15%	(6)%
Other assets (d)	3,553,431	2,305,962	1,737,006	1,693,840	1,609,996	54%	NM
Total assets	$40,350,724	$33,106,254	$28,874,827	$28,876,350	$28,806,106	22%	40%

Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits:
Consumer interest	$12,586,843	$10,279,937	$9,244,021	$9,330,990	$9,003,550	22%	40%
Commercial interest	5,540,090	3,684,643	2,876,398	3,086,139	3,097,922	50%	79%
Market-indexed (f)	4,238,128	3,958,224	3,523,450	3,809,281	4,666,292	7%	(9)%
Total interest-bearing deposits	22,365,061	17,922,804	15,643,869	16,226,410	16,767,764	25%	33%
Federal funds purchased	464,300	425,900	376,150	435,854	552,820	9%	(16)%
Securities sold under agreements to repurchase	756,487	595,275	680,366	616,837	419,131	27%	80%
Trading liabilities	822,815	741,063	597,269	762,667	642,456	11%	28%
Other short-term borrowings (g)	1,698,490	1,246,087	655,599	221,472	80,939	36%	NM
Term borrowings	1,219,916	1,121,268	1,112,735	1,034,020	1,039,719	9%	17%
Total interest-bearing liabilities	27,327,069	22,052,397	19,065,988	19,297,260	19,502,829	24%	40%
Noninterest-bearing deposits	7,843,239	6,972,912	6,411,160	6,280,472	6,051,510	12%	30%
Fixed income payables	27,913	53,401	28,455	36,083	22,843	(48)%	22%
Derivative liabilities	72,157	65,843	80,916	85,119	84,928	10%	(15)%
Other liabilities	506,430	455,536	421,551	399,247	421,328	11%	20%
Total liabilities	35,776,808	29,600,089	26,008,070	26,098,181	26,083,438	21%	37%
Equity:
Common stock	204,332	165,991	146,354	146,246	146,098	23%	40%
Capital surplus	3,151,931	1,993,908	1,397,883	1,392,718	1,389,062	58%	NM
Undivided profits	1,192,462	1,194,840	1,159,451	1,085,326	1,044,388	*	14%
Accumulated other comprehensive loss, net (h)	(365,864)	(239,629)	(227,986)	(237,176)	(247,935)	53%	48%
Preferred stock	95,624	95,624	95,624	95,624	95,624	*	*
Noncontrolling interest (i)	295,431	295,431	295,431	295,431	295,431	*	*
Total equity	4,573,916	3,506,165	2,866,757	2,778,169	2,722,668	30%	68%
Total liabilities and equity	$40,350,724	$33,106,254	$28,874,827	$28,876,350	$28,806,106	22%	40%
NM - Not meaningful
*Amount is less than one percent.
(a) 1Q18 includes the average impact of three months of balances related to the CBF acquisition compared to one month in 4Q17.
(b) Includes loans on nonaccrual status.
(c) 1Q18 increase driven by the CBF acquisition; 2Q17 increase driven by the Coastal acquisition.
(d) Effective 1/1/18 FHN adopted ASU 2016-01, "Recognition and Measurement of Financial Assets and Financial Liabilities" which resulted in the reclassification of all equity investments from investment securities to other assets.
(e) Includes excess balances held at Fed; 1Q17 level largely driven by an inflow of customer deposits; 2Q17 and 3Q17 decreases due to loan growth and the Coastal acquisition.
(f) Market-indexed deposits are tied to an index not administered by FHN and are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.
(g) Balance fluctuates largely based on the level of FHLB borrowings as a result of loan demand and deposit levels.
(h) 1Q18 increase reflects the early adoption of ASU 2018-02, "Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income," and an increase in unrealized losses on AFS securities.
(i) Consists of preferred stock of subsidiaries.

FHN CONSOLIDATED NET INTEREST INCOME (a)
Quarterly, Unaudited

	(b)					1Q18 Changes vs.
(Thousands)	1Q18	4Q17	3Q17	2Q17	1Q17	4Q17	1Q17

Interest Income:
Loans, net of unearned income (c)	$301,411	$242,950	$207,845	$195,162	$183,031	24%	65%
Loans held-for-sale	12,144	6,601	6,123	3,510	1,283	84%	NM
Investment securities:
U.S. government agencies	31,870	25,911	23,844	24,122	24,221	23%	32%
States and municipalities	—	3	—	—	101	NM	NM
Corporate bonds	745	355	131	132	131	NM	NM
Other (d)	363	2,015	1,731	1,535	1,414	(82)%	(74)%
Total investment securities	32,978	28,284	25,706	25,789	25,867	17%	27%
Trading securities	14,537	11,285	8,604	9,846	6,602	29%	NM
Other earning assets:
Federal funds sold	145	113	131	146	54	28%	NM
Securities purchased under agreements to resell	2,503	1,652	1,476	1,442	590	52%	NM
Interest-bearing cash	1,684	1,484	1,226	2,456	4,235	13%	(60)%
Total other earning assets	4,332	3,249	2,833	4,044	4,879	33%	(11)%
Interest income	$365,402	$292,369	$251,111	$238,351	$221,662	25%	65%

Interest Expense:
Interest-bearing deposits:
Consumer interest	$7,534	$4,977	$5,032	$5,448	$3,852	51%	96%
Commercial interest	12,127	7,220	4,970	4,797	3,927	68%	NM
Market-indexed (e)	15,372	12,272	10,266	8,941	8,407	25%	83%
Total interest-bearing deposits	35,033	24,469	20,268	19,186	16,186	43%	NM
Federal funds purchased	1,738	1,387	1,173	1,106	1,056	25%	65%
Securities sold under agreements to repurchase	1,901	1,175	1,815	1,081	89	62%	NM
Trading liabilities	5,124	4,186	3,298	4,203	3,781	22%	36%
Other short-term borrowings	6,403	4,145	2,012	716	247	54%	NM
Term borrowings	11,983	10,183	9,762	8,348	7,744	18%	55%
Interest expense	62,182	45,545	38,328	34,640	29,103	37%	NM
Net interest income - tax equivalent basis	303,220	246,824	212,783	203,711	192,559	23%	57%
Fully taxable equivalent adjustment	(2,047)	(4,736)	(2,966)	(3,010)	(2,851)	57%	28%
Net interest income	$301,173	$242,088	$209,817	$200,701	$189,708	24%	59%
NM - Not meaningful
(a) Net interest income adjusted to a fully taxable equivalent (“FTE”) basis assuming a statutory federal income tax of 21 percent and, where applicable, state income taxes.
(b) 1Q18 includes three months of activity related to the CBF acquisition compared to one month of activity in 4Q17.
(c) Includes interest on loans in nonaccrual status.
(d) 1Q18 decrease driven by the adoption of ASU 2016-01, "Recognition and Measurement of Financial Assets and Financial Liabilities" which resulted in the reclassification of interest and dividend income on equity securities to noninterest income on a prospective basis. The remaining balance is primarily comprised of interest earned on SBA IO strips.
(e) Market-indexed deposits are tied to an index not administered by FHN and are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.

FHN CONSOLIDATED AVERAGE BALANCE SHEET: YIELDS AND RATES
Quarterly, Unaudited

	1Q18	4Q17	3Q17	2Q17	1Q17

Assets:
Earning assets (a)
Loans, net of unearned income (b)
Commercial loans	4.53%	4.27%	4.13%	4.03%	3.86%
Consumer loans	4.48	4.33	4.23	4.21	4.13
Total loans, net of unearned income (c)	4.51	4.28	4.16	4.08	3.94
Loans held-for-sale	6.68	5.23	4.53	4.38	4.64
Investment securities:
U.S. government agencies	2.66	2.56	2.54	2.57	2.59
States and municipalities	3.37	7.04	—	—	9.33
Corporate bonds	4.54	4.74	5.25	5.25	5.25
Other (d)	27.65	3.96	3.67	3.26	3.03
Total investment securities	2.71	2.65	2.60	2.61	2.63
Trading securities	3.40	3.14	3.06	3.07	2.84
Other earning assets:
Federal funds sold	2.11	1.79	1.75	1.58	1.28
Securities purchased under agreements to resell	1.15	0.80	0.88	0.69	0.35
Interest-bearing cash	1.42	1.28	1.24	1.02	0.81
Total other earning assets	1.26	0.99	1.03	0.88	0.70
Interest income/total earning assets	4.13%	3.87%	3.76%	3.59%	3.37%
Liabilities:
Interest-bearing liabilities:
Interest-bearing deposits:
Consumer interest	0.24%	0.19%	0.22%	0.23%	0.17%
Commercial interest	0.89	0.78	0.69	0.62	0.51
Market-indexed (e)	1.47	1.23	1.16	0.94	0.73
Total interest-bearing deposits	0.64	0.54	0.51	0.47	0.39
Federal funds purchased	1.52	1.29	1.24	1.02	0.77
Securities sold under agreements to repurchase	1.02	0.78	1.06	0.70	0.09
Trading liabilities	2.53	2.24	2.19	2.21	2.39
Other short-term borrowings	1.53	1.32	1.22	1.30	1.24
Term borrowings (f)	3.93	3.63	3.51	3.23	2.98
Interest expense/total interest-bearing liabilities	0.92	0.82	0.80	0.72	0.60
Net interest spread	3.21%	3.05%	2.96%	2.87%	2.77%
Effect of interest-free sources used to fund earning assets	0.22	0.22	0.23	0.20	0.15
Net interest margin	3.43%	3.27%	3.19%	3.07%	2.92%
Yields are adjusted to a FTE basis assuming a statutory federal income tax rate of 21 percent and, where applicable, state income taxes.
(a) Earning assets yields are expressed net of unearned income.
(b) Includes loan fees and cash basis interest income.
(c) Includes loans on nonaccrual status.
(d) 1Q18 increase driven by the adoption of ASU 2016-01, "Recognition and Measurement of Financial Assets and Financial Liabilities" which resulted in the reclassification of interest and dividend income on equity securities to noninterest income on a prospective basis. The remaining balance is primarily comprised of higher-yielding SBA IO strips.
(e) Market-indexed deposits are tied to an index not administered by FHN and are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.
(f) Rates are expressed net of unamortized debenture cost for term borrowings.

FHN CAPITAL HIGHLIGHTS
Quarterly, Unaudited

						1Q18 Changes vs.
(Dollars and shares in thousands)	1Q18	4Q17	3Q17	2Q17	1Q17	4Q17	1Q17

Common equity tier 1 capital (a) (b)	$2,991,223	$2,962,155	$2,477,210	$2,418,578	$2,409,219	1%	24%
Tier 1 capital (a) (b)	3,324,632	3,281,478	2,764,780	2,699,698	2,680,869	1%	24%
Total capital (a)	3,746,363	3,703,754	3,005,198	2,942,948	2,926,292	1%	28%

Risk-weighted assets (“RWA”) (a) (b)	33,299,500	33,373,877	24,678,030	24,566,487	23,623,224	*	41%
Average assets for leverage (a) (b) (c)	39,126,765	31,824,751	28,793,816	28,793,889	28,805,253	23%	36%

Common equity tier 1 ratio (a) (b)	8.98%	8.88%	10.04%	9.85%	10.20%
Tier 1 ratio (a) (b)	9.98%	9.83%	11.20%	10.99%	11.35%
Total capital ratio (a)	11.25%	11.10%	12.18%	11.98%	12.39%
Leverage ratio (a) (b) (d)	8.50%	10.31%	9.60%	9.38%	9.31%

Total equity to total assets	11.30%	11.06%	9.73%	9.63%	9.25%
Tangible common equity/tangible assets (“TCE/TA”) (e)	6.71%	6.57%	7.54%	7.41%	7.27%
Period-end shares outstanding	327,194	326,736	234,231	234,135	233,883	*	40%
Cash dividends declared per common share	$0.12	$0.09	$0.09	$0.09	$0.09	33%	33%
Book value per common share	$12.78	$12.82	$10.64	$10.40	$10.05
Tangible book value per common share (e)	$7.97	$8.01	$9.45	$9.20	$9.14
Market capitalization (millions)	$6,161.1	$6,531.5	$4,485.5	$4,078.6	$4,326.8
Certain previously reported amounts have been reclassified to agree with current presentation.
* Amount is less than one percent.
(a) Current quarter is an estimate.
(b) See Glossary of Terms for definition.
(c) 1Q18 increase driven by the average impact of three months of balances related to the CBF acquisition compared to one month in 4Q17.
(d) 1Q18 decrease is driven by an increase in average assets for leverage (ratio denominator) due to the timing of the CBF acquisition late in 4Q17 (full quarter average impact in 1Q18 compared to one month in 4Q17).
(e) TCE/TA and Tangible book value per common share are non-GAAP measures and are reconciled to Total equity to total assets (GAAP) and to Book value per common share (GAAP), respectively, in the Non-GAAP to GAAP reconciliation on page 21 of this financial supplement.

FHN BUSINESS SEGMENT HIGHLIGHTS
Quarterly, Unaudited

						1Q18 Changes vs.
(Thousands)	1Q18	4Q17	3Q17	2Q17	1Q17	4Q17	1Q17

Regional Banking
Net interest income	$298,699	$244,021	$208,975	$201,658	$193,082	22%	55%
Noninterest income	78,853	70,526	64,370	64,740	58,978	12%	34%
Total revenues	377,552	314,547	273,345	266,398	252,060	20%	50%
Provision for loan losses	5,312	9,737	8,552	260	3,098	(45)%	71%
Noninterest expense (a)	205,201	178,605	150,445	152,637	148,050	15%	39%
Income before income taxes	167,039	126,205	114,348	113,501	100,912	32%	66%
Provision for income taxes	39,362	43,899	41,143	41,015	36,476	(10)%	8%
Net income	$127,677	$82,306	$73,205	$72,486	$64,436	55%	98%

Fixed Income
Net interest income	$8,463	$5,906	$5,985	$4,985	$1,156	43%	NM
Noninterest income	45,605	55,250	55,803	55,207	50,823	(17)%	(10)%
Total revenues	54,068	61,156	61,788	60,192	51,979	(12)%	4%
Noninterest expense	50,544	55,151	53,136	54,022	48,707	(8)%	4%
Income before income taxes	3,524	6,005	8,652	6,170	3,272	(41)%	8%
Provision for income taxes	742	1,971	2,970	1,941	1,018	(62)%	(27)%
Net income	$2,782	$4,034	$5,682	$4,229	$2,254	(31)%	23%

Corporate
Net interest income/(expense)	$(13,190)	$(15,593)	$(13,646)	$(14,637)	$(13,771)	15%	4%
Noninterest income (b)	9,479	6,711	(9,476)	6,219	5,476	41%	73%
Total revenues	(3,711)	(8,882)	(23,122)	(8,418)	(8,295)	58%	55%
Noninterest expense (c)	51,116	73,991	23,926	24,566	16,874	(31)%	NM
Loss before income taxes	(54,827)	(82,873)	(47,048)	(32,984)	(25,169)	34%	NM
Provision/ (benefit) for income taxes (d)	(12,444)	37,202	(34,120)	(35,574)	(12,929)	NM	4%
Net income/(loss)	$(42,383)	$(120,075)	$(12,928)	$2,590	$(12,240)	65%	NM

Non-Strategic
Net interest income	$7,201	$7,754	$8,503	$8,695	$9,241	(7)%	(22)%
Noninterest income	2,080	703	1,720	1,507	1,662	NM	25%
Total revenues	9,281	8,457	10,223	10,202	10,903	10%	(15)%
Provision/(provision credit) for loan losses	(6,312)	(6,737)	(8,552)	(2,260)	(4,098)	6%	(54)%
Noninterest expense (e)	6,404	38,923	9,362	(13,308)	8,574	(84)%	(25)%
Income/(loss) before income taxes	9,189	(23,729)	9,413	25,770	6,427	NM	43%
Provision/(benefit) for income taxes	2,271	(9,083)	3,603	9,871	2,489	NM	(9)%
Net income/(loss)	$6,918	$(14,646)	$5,810	$15,899	$3,938	NM	76%

Total Consolidated
Net interest income	$301,173	$242,088	$209,817	$200,701	$189,708	24%	59%
Noninterest income	136,017	133,190	112,417	127,673	116,939	2%	16%
Total revenues	437,190	375,278	322,234	328,374	306,647	16%	43%
Provision/(provision credit) for loan losses	(1,000)	3,000	—	(2,000)	(1,000)	NM	*
Noninterest expense	313,265	346,670	236,869	217,917	222,205	(10)%	41%
Income before income taxes	124,925	25,608	85,365	112,457	85,442	NM	46%
Provision for income taxes	29,931	73,989	13,596	17,253	27,054	(60)%	11%
Net income/(loss)	$94,994	$(48,381)	$71,769	$95,204	$58,388	NM	63%
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful
* Amount is less than one percent.

(a)	3Q17 includes $4.4 million of loss accruals related to legal matters.

(b)	3Q17 includes a $14.3 million loss from the repurchase of equity securities previously included in a financing transaction.

(c)
1Q18 and 4Q17 include $31.4 million and $46.7 million, respectively of acquisition-related expenses primarily associated with the CBF acquisition; 3Q17 and 2Q17 include $8.2 million and $6.4 million, respectively of acquisition-related expenses primarily associated with the CBF and Coastal acquisitions.

(d)
4Q17 increase primarily associated with the effects of the Tax Act; 4Q17, 3Q17 and 2Q17 include the impact of a favorable effective tax rate adjustment associated with the reversal of a capital loss deferred tax valuation allowance.

(e)
4Q17 includes $32.0 million of loss accruals related to legal matters; 3Q17 includes $3.6 million of loss accruals related to legal matters; 2Q17 includes a $21.7 million reversal of repurchase and foreclosure provision as a result of the settlements/ recoveries of certain repurchase claims.

FHN REGIONAL BANKING
Quarterly, Unaudited

						1Q18 Changes vs.
	1Q18	4Q17	3Q17	2Q17	1Q17	4Q17	1Q17

Income Statement (thousands)
Net interest income	$298,699	$244,021	$208,975	$201,658	$193,082	22%	55%
Provision for loan losses	5,312	9,737	8,552	260	3,098	(45)%	71%
Noninterest income:
NSF / Overdraft fees (a)	8,629	10,101	9,878	8,717	6,309	(15)%	37%
Cash management fees	9,285	9,396	8,923	9,641	9,196	(1)%	1%
Debit card income	3,588	3,685	3,635	3,655	3,405	(3)%	5%
Other	8,416	5,694	4,185	4,421	4,324	48%	95%
Total deposit transactions and cash management	29,918	28,876	26,621	26,434	23,234	4%	29%
Brokerage, management fees and commissions	13,483	12,642	11,936	12,029	11,906	7%	13%
Trust services and investment management	7,292	7,131	6,968	7,713	6,680	2%	9%
Bankcard income	11,115	8,125	6,057	5,495	5,342	37%	NM
Other service charges	4,636	3,109	2,613	2,740	2,632	49%	76%
Miscellaneous revenue (b)	12,409	10,643	10,175	10,329	9,184	17%	35%
Total noninterest income	78,853	70,526	64,370	64,740	58,978	12%	34%
Noninterest expense:
Employee compensation, incentives, and benefits	89,406	74,561	59,337	61,561	60,988	20%	47%
Other (c)	115,795	104,044	91,108	91,076	87,062	11%	33%
Total noninterest expense	205,201	178,605	150,445	152,637	148,050	15%	39%
Income before income taxes	$167,039	$126,205	$114,348	$113,501	$100,912	32%	66%
PPNR (d)	172,351	135,942	122,900	113,375	104,010	27%	66%
Efficiency ratio (e)	54.35%	56.78%	55.04%	57.38%	58.74%

Balance Sheet (millions)
Average loans	$25,748	$21,147	$18,402	$17,679	$17,199	22%	50%
Average other earning assets	190	86	44	50	35	NM	NM
Total average earning assets	25,938	21,233	18,446	17,729	17,234	22%	51%
Total average deposits	27,120	22,382	20,066	20,131	19,652	21%	38%
Total period-end deposits	27,653	27,538	20,076	20,416	20,532	*	35%
Total period-end assets	28,668	29,035	19,600	19,333	18,329	(1)%	56%
Net interest margin (f)	4.70%	4.64%	4.55%	4.62%	4.60%
Net interest spread	4.05	3.86	3.72	3.62	3.57
Loan average yield	4.41	4.15	4.00	3.88	3.78
Deposit average rate	0.36	0.29	0.28	0.26	0.21

Key Statistics
Financial center locations	345	347	163	163	162	(1)%	NM
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful
* Amount is less than one percent

(a)	Variability is driven by changes in consumer behavior and seasonality.

(b)	2Q17 includes $386 thousand of securities gains/(losses).

(c)	3Q17 includes $4.4 million of loss accruals related to legal matters.

(d)	Pre-provision net revenue is not a GAAP number but is used in regulatory stress test reporting. The presentation of PPNR in this Financial Supplement follows the regulatory definition.

(e)	Noninterest expense divided by total revenue excluding securities gains/(losses).

(f)	Net interest margin is computed using total net interest income adjusted for FTE assuming a statutory federal income tax rate of 21 percent and, where applicable, state income taxes.

FHN FIXED INCOME
Quarterly, Unaudited

						1Q18 Changes vs.
	1Q18	4Q17	3Q17	2Q17	1Q17	4Q17	1Q17

Income Statement (thousands)
Net interest income (a)	$8,463	$5,906	$5,985	$4,985	$1,156	43%	NM
Noninterest income:
Fixed income product revenue	38,047	40,608	45,020	45,555	42,727	(6)%	(11)%
Other	7,558	14,642	10,783	9,652	8,096	(48)%	(7)%
Total noninterest income	45,605	55,250	55,803	55,207	50,823	(17)%	(10)%
Noninterest expense	50,544	55,151	53,136	54,022	48,707	(8)%	4%
Income before income taxes	$3,524	$6,005	$8,652	$6,170	$3,272	(41)%	8%

Efficiency ratio (b)	93.48%	90.18%	86.00%	89.75%	93.71%
Fixed income product average daily revenue	$624	$655	$715	$723	$689	(5)%	(9)%

Balance Sheet (millions)
Average trading inventory (a)	$1,710	$1,437	$1,122	$1,281	$927	19%	84%
Average loans held-for-sale (a)	487	363	443	220	7	34%	NM
Average other earning assets	933	850	690	851	696	10%	34%
Total average earning assets	3,130	2,650	2,255	2,352	1,630	18%	92%
Total period-end assets	3,655	2,989	2,751	2,745	2,395	22%	53%
Net interest margin (c)	1.09%	0.94%	1.13%	0.92%	0.33%
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful
(a) 2Q17 increase driven by the Coastal acquisition.
(b) Noninterest expense divided by total revenue.
(c) Net interest margin is computed using total net interest income adjusted for FTE assuming a statutory federal income tax rate of 21 percent and, where applicable, state income taxes.

FHN CORPORATE
Quarterly, Unaudited

						1Q18 Changes vs.
	1Q18	4Q17	3Q17	2Q17	1Q17	4Q17	1Q17

Income Statement (thousands)
Net interest income/(expense)	$(13,190)	$(15,593)	$(13,646)	$(14,637)	$(13,771)	15%	4%
Noninterest income excluding securities gains/(losses) (a)	9,393	6,574	(9,482)	6,200	5,432	43%	73%
Securities gains/(losses), net	86	137	6	19	44	(37)%	95%
Noninterest expense (b)	51,116	73,991	23,926	24,566	16,874	(31)%	NM
Loss before income taxes	$(54,827)	$(82,873)	$(47,048)	$(32,984)	$(25,169)	34%	NM

Average Balance Sheet (millions)
Average investment securities	$4,859	$4,273	$3,959	$3,950	$3,931	14%	24%
Total earning assets	$5,382	$4,792	$4,408	$4,983	$6,121	12%	(12)%
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not Meaningful
(a) 1Q18 includes a $3.3 million gain on the sale of a building; 4Q17 includes a $1.3 million gain related to BOLI policy benefits; 3Q17 includes a $14.3 million loss from the repurchase of equity securities previously included in a financing transaction.
(b) 1Q18 includes $31.4 million of acquisition-related expenses primarily associated with the CBF acquisition; 4Q17 includes $46.7 million of acquisition-related expenses primarily associated with the CBF acquisition and a $5.6 million charitable contribution to the First Tennessee Foundation, somewhat offset by $4.3 million of deferred compensation BOLI gains;3Q17 includes $8.2 million of acquisition-related expenses primarily associated with the CBF and Coastal acquisitions; 2Q17 includes $6.4 million of acquisition-related expenses primarily associated with the CBF and Coastal acquisitions and a $3.2 million charitable contribution to the First Tennessee Foundation, somewhat offset by $2.2 million of deferred compensation BOLI gains.

FHN NON-STRATEGIC
Quarterly, Unaudited

						1Q18 Changes vs.
	1Q18	4Q17	3Q17	2Q17	1Q17	4Q17	1Q17

Income Statement (thousands)
Net interest income	$7,201	$7,754	$8,503	$8,695	$9,241	(7)%	(22)%
Provision/(provision credit) for loan losses	(6,312)	(6,737)	(8,552)	(2,260)	(4,098)	6%	(54)%
Noninterest income	2,080	703	1,720	1,507	1,662	NM	25%
Noninterest expense (a)	6,404	38,923	9,362	(13,308)	8,574	(84)%	(25)%
Income/(loss) before income taxes	$9,189	$(23,729)	$9,413	$25,770	$6,427	NM	43%

Average Balance Sheet (millions)
Loans	$1,213	$1,282	$1,358	$1,441	$1,535	(5)%	(21)%
Other assets	71	73	73	81	81	(3)%	(12)%
Total assets	1,284	1,355	1,431	1,522	1,616	(5)%	(21)%
Net interest margin (b)	2.24%	2.26%	2.34%	2.27%	2.28%
Efficiency ratio (c)	69.00%	NM	91.58%	NM	78.64%
Certain previously reported amounts have been reclassified to agree with current presentation.
NM - Not meaningful
(a) 4Q17 includes $32.0 million of loss accruals related to legal matters;3Q17 includes $3.6 million of loss accrual related to legal matters; 2Q17 includes a $21.7 million reversal of repurchase and foreclosure provision as a result of the settlements/ recoveries of certain repurchase claims.
(b) Net interest margin is computed using total net interest income adjusted for FTE assuming a statutory federal income tax rate of 21 percent and, where applicable, state income taxes.
(c) Noninterest expense divided by total revenue excluding securities gains/(losses).

FHN ASSET QUALITY: CONSOLIDATED
Quarterly, Unaudited

1Q18 Changes vs.
(Dollars in thousands)	1Q18	4Q17	3Q17	2Q17	1Q17	4Q17	1Q17

Allowance for Loan Losses Walk-Forward
Beginning reserve	$189,555	$194,867	$197,257	$201,968	$202,068	(3)%	(6)%
Provision/(provision credit) for loan losses	(1,000)	3,000	—	(2,000)	(1,000)	NM	*
Charge-offs	(8,348)	(17,481)	(10,670)	(9,830)	(8,413)	52%	1%
Recoveries	6,987	9,169	8,280	7,119	9,313	(24)%	(25)%
Ending balance	$187,194	$189,555	$194,867	$197,257	$201,968	(1)%	(7)%
Reserve for unfunded commitments	4,613	5,079	4,372	5,554	5,284	(9)%	(13)%
Total allowance for loan losses plus reserve for unfunded commitments	$191,807	$194,634	$199,239	$202,811	$207,252	(1)%	(7)%

Allowance for Loan Losses
Regional Banking	$155,873	$154,111	$156,021	$153,208	$155,968	1%	*
Non-Strategic	31,321	35,444	38,846	44,049	46,000	(12)%	(32)%
Total allowance for loan losses	$187,194	$189,555	$194,867	$197,257	$201,968	(1)%	(7)%

Nonperforming Assets
Regional Banking
Nonperforming loans	$57,767	$52,659	$40,610	$43,012	$49,462	10%	17%
OREO (a)	27,806	34,844	2,848	3,266	4,422	(20)%	NM
Total Regional Banking	$85,573	$87,503	$43,458	$46,278	$53,884	(2)%	59%
Non-Strategic
Nonperforming loans	$72,124	$75,803	$82,203	$84,959	$92,409	(5)%	(22)%
Nonperforming loans held-for-sale after fair value adjustments	8,258	6,971	7,314	7,321	7,633	18%	8%
OREO (a)	4,569	4,722	5,029	3,772	5,837	(3)%	(22)%
Total Non-Strategic	$84,951	$87,496	$94,546	$96,052	$105,879	(3)%	(20)%
Corporate
Nonperforming loans	$2,140	$2,157	$2,173	$1,819	$1,521	(1)%	41%
Total nonperforming assets (a)	$172,664	$177,156	$140,177	$144,149	$161,284	(3)%	7%

Net Charge-Offs
Regional Banking	$3,550	$11,647	$5,739	$3,020	$1,211	(70)%	NM
Non-Strategic	(2,189)	(3,335)	(3,349)	(309)	(2,111)	34%	(4)%
Total net charge-offs/(recoveries)	$1,361	$8,312	$2,390	$2,711	$(900)	(84)%	NM

Consolidated Key Ratios (b) (c)
30+ Delinq. % (d)	0.29%	0.33%	0.38%	0.27%	0.39%
NPL %	0.48	0.47	0.62	0.65	0.75
NPA %	0.60	0.61	0.66	0.68	0.80
Net charge-offs %	0.02	0.15	0.05	0.06	NM
Allowance / loans % (e)	0.69	0.69	0.97	0.99	1.06
Allowance / NPL	1.42	x	1.45	x	1.56	x	1.52	x	1.41	x
Allowance / NPA	1.14	x	1.11	x	1.47	x	1.44	x	1.31	x
Allowance / net charge-offs	33.90	x	5.75	x	20.55	x	18.14	x	NM

Other
Loans past due 90 days or more and still accruing (f)	$52,700	$48,047	$41,025	$37,809	$37,156	10%	42%
Guaranteed portion (f)	9,076	9,454	10,046	15,276	14,569	(4)%	(38)%
Period-end loans, net of unearned income (millions)	27,250	27,659	20,166	19,989	19,090	(1)%	43%
NM - Not meaningful
* Amount is less than one percent.
(a) Excludes OREO from government-insured mortgages.
(b) See Glossary of Terms for definitions of Consolidated Key Ratios.
(c) 4Q17 Asset Quality ratios were impacted by the addition of approximately $7.4 billion in loans as a result of the Capital Bank acquisition.
(d) 30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.
(e) The 4Q17 decrease in allowance to loans reflects the addition of loans acquired from Capital Bank at fair value which includes an estimate of life of loan credit losses.
(f) Includes loans held-for-sale.

FHN ASSET QUALITY: CONSOLIDATED
Quarterly, Unaudited

1Q18 Changes vs.
1Q18	4Q17	3Q17	2Q17	1Q17	4Q17	1Q17

Key Portfolio Details
C&I
Period-end loans ($ millions)	$15,828	$16,057	$12,792	$12,598	$11,704	(1)%	35%
30+ Delinq. % (a) (b)	0.16%	0.19%	0.27%	0.03%	0.17%
NPL %	0.18	0.19	0.15	0.20	0.26
Charge-offs % (qtr. annualized)	0.02	0.28	0.10	0.04	NM
Allowance / loans %	0.63%	0.61%	0.77%	0.73%	0.80%
Allowance / net charge-offs	37.88	x	2.53	x	7.97	x	18.21	x	NM

Commercial Real Estate
Period-end loans ($ millions)	$4,234	$4,215	$2,251	$2,212	$2,173	*	95%
30+ Delinq. % (a)	0.08%	0.11%	0.02%	0.01%	0.03%
NPL %	0.02	0.03	0.07	0.07	0.11
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	NM
Allowance / loans %	0.69%	0.67%	1.32%	1.38%	1.42%
Allowance / net charge-offs	NM	NM	NM	NM	NM

Consumer Real Estate
Period-end loans ($ millions)	$6,247	$6,368	$4,370	$4,417	$4,457	(2)%	40%
30+ Delinq. % (a)	0.57%	0.65%	0.74%	0.81%	0.86%
NPL %	1.22	1.12	1.76	1.70	1.83
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	NM
Allowance / loans %	0.52%	0.59%	0.94%	1.04%	1.11%
Allowance / net charge-offs	NM	NM	NM	NM	NM

Permanent Mortgage
Period-end loans ($ millions)	$380	$399	$403	$408	$409	(5)%	(7)%
30+ Delinq. % (a)	2.63%	1.85%	1.51%	2.57%	2.57%
NPL %	6.65	6.61	6.81	6.81	7.05
Charge-offs % (qtr. annualized)	0.10	0.10	NM	0.35	NM
Allowance / loans %	4.07%	3.90%	3.90%	4.02%	3.88%
Allowance / net charge-offs	40.18	x	37.67	x	NM	11.52	x	NM

Credit Card and Other
Period-end loans ($ millions)	$561	$620	$350	$354	$347	(10)%	62%
30+ Delinq. % (a)	0.98%	1.24%	0.89%	0.92%	1.00%
NPL %	0.18	0.03	0.04	0.04	0.04
Charge-offs % (qtr. annualized)	2.15	2.30	2.80	2.71	3.08
Allowance / loans %	1.73%	1.61%	2.95%	3.38%	3.58%
Allowance / net charge-offs	0.76	x	0.99	x	1.04	x	1.24	x	1.16	x
NM - Not meaningful
* Amount is less than one percent.
(a) 30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.
(b) 3Q17 increase in delinquencies driven by 2 larger relationships, one of which is a purchased credit-impaired loan.

FHN ASSET QUALITY: REGIONAL BANKING
Quarterly, Unaudited

1Q18 Changes vs.
1Q18	4Q17	3Q17	2Q17	1Q17	4Q17	1Q17

Total Regional Banking
Period-end loans ($ millions)	$26,020	$26,359	$18,788	$18,529	$17,537	(1)%	48%
30+ Delinq. % (a)	0.21%	0.26%	0.28%	0.13%	0.24%
NPL %	0.22	0.20	0.22	0.23	0.28
Charge-offs % (qtr. annualized)	0.06	0.22	0.12	0.07	0.03
Allowance / loans %	0.60%	0.58%	0.83%	0.83%	0.89%
Allowance / net charge-offs	10.82	x	3.34	x	6.85	x	12.65	x	31.75	x

Key Portfolio Details
C&I
Period-end loans ($ millions)	$15,410	$15,639	$12,373	$12,178	$11,284	(1)%	37%
30+ Delinq. % (a) (b)	0.16%	0.20%	0.28%	0.03%	0.18%
NPL %	0.16	0.18	0.13	0.17	0.24
Charge-offs % (qtr. annualized)	0.02	0.29	0.10	0.04	NM
Allowance / loans %	0.64%	0.62%	0.78%	0.75%	0.81%
Allowance / net charge-offs	37.18	x	2.49	x	7.83	x	17.85	x	NM

Commercial Real Estate
Period-end loans ($ millions)	$4,234	$4,215	$2,251	$2,212	$2,173	*	95%
30+ Delinq. % (a)	0.08%	0.11%	0.02%	0.01%	0.03%
NPL %	0.02	0.03	0.07	0.07	0.11
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	NM
Allowance / loans %	0.69%	0.67%	1.32%	1.38%	1.42%
Allowance / net charge-offs	NM	NM	NM	NM	NM

Consumer Real Estate
Period-end loans ($ millions)	$5,707	$5,774	$3,714	$3,695	$3,655	(1)%	56%
30+ Delinq. % (a)	0.38%	0.40%	0.38%	0.46%	0.48%
NPL %	0.53	0.39	0.61	0.54	0.55
Charge-offs % (qtr. annualized)	NM	NM	0.04	NM	NM
Allowance / loans %	0.27%	0.28%	0.46%	0.48%	0.53%
Allowance / net charge-offs	NM	NM	11.04	x	NM	NM

Credit Card, Permanent Mortgage, and Other
Period-end loans ($ millions)	$669	$731	$450	$444	$425	(8)%	57%
30+ Delinq. % (a)	0.88%	1.10%	0.85%	0.81%	0.90%
NPL %	0.22	0.07	0.10	0.09	0.09
Charge-offs % (qtr. annualized)	1.93	1.83	2.19	2.21	2.55
Allowance / loans %	1.82%	1.70%	2.79%	3.13%	3.36%
Allowance / net charge-offs	0.90	x	1.25	x	1.27	x	1.44	x	1.33	x

ASSET QUALITY: CORPORATE

Permanent Mortgage
Period-end loans ($ millions)	$49	$53	$58	$63	$67	(8)%	(27)%
30+ Delinq. % (a)	5.51%	3.98%	4.22%	6.52%	4.25%
NPL %	4.41	4.03	3.75	2.90	2.25
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	NM
Allowance / loans %	NM	NM	NM	NM	NM
Allowance / net charge-offs	NM	NM	NM	NM	NM
NM - Not meaningful
* Amount is less than one percent.
(a) 30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.
(b) 3Q17 increase in delinquencies driven by 2 larger relationships, one of which is a purchased credit-impaired loan.

FHN ASSET QUALITY: NON-STRATEGIC
Quarterly, Unaudited

1Q18 Changes vs.
1Q18	4Q17	3Q17	2Q17	1Q17	4Q17	1Q17

Total Non-Strategic
Period-end loans ($ millions)	$1,181	$1,247	$1,320	$1,397	$1,486	(5)%	(21)%
30+ Delinq. % (a)	1.80%	1.85%	1.62%	1.79%	1.89%
NPL %	6.10	6.08	6.23	6.08	6.22
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	NM
Allowance / loans %	2.65%	2.84%	2.94%	3.15%	3.10%
Allowance / net charge-offs	NM	NM	NM	NM	NM

Key Portfolio Details
Commercial
Period-end loans ($ millions)	$418	$418	$419	$420	$420	*	*
30+ Delinq. % (a)	—%	—%	—%	—%	—%
NPL %	0.72	0.73	0.74	0.95	0.97
Charge-offs % (qtr. annualized)	—	NM	NM	NM	NM
Allowance / loans %	0.30%	0.33%	0.32%	0.34%	0.35%
Allowance / net charge-offs	NM	NM	NM	NM	NM

Consumer Real Estate
Period-end loans ($ millions)	$540	$594	$656	$722	$802	(9)%	(33)%
30+ Delinq. % (a)	2.64%	3.06%	2.80%	2.62%	2.60%
NPL %	8.59	8.23	8.26	7.64	7.65
Charge-offs % (qtr. annualized)	NM	NM	NM	NM	NM
Allowance / loans %	3.17%	3.53%	3.66%	3.90%	3.80%
Allowance / net charge-offs	NM	NM	NM	NM	NM

Permanent Mortgage
Period-end loans ($ millions)	$217	$229	$239	$249	$258	(5)%	(16)%
30+ Delinq. % (a)	3.16%	2.12%	1.20%	2.38%	2.78%
NPL %	10.43	10.40	10.39	10.30	10.45
Charge-offs % (qtr. annualized)	0.17	0.18	NM	0.56	NM
Allowance / loans %	5.93%	5.70%	5.62%	5.80%	5.45%
Allowance / net charge-offs	33.55	x	31.54	x	NM	10.13	x	NM

Other Consumer
Period-end loans ($ millions)	$6	$6	$6	$6	$6	*	*
30+ Delinq. % (a)	1.61%	0.95%	1.44%	1.95%	1.84%
NPL %	—	1.89	1.92	1.93	1.90
Charge-offs % (qtr. annualized)	NM	1.90	1.14	NM	NM
Allowance / loans %	1.28%	1.36%	0.69%	0.35%	0.08%
Allowance / net charge-offs	NM	0.71	x	0.60	x	NM	NM
NM - Not meaningful
* Amount is less than one percent.
(a) 30+ Delinquency % includes all accounts delinquent more than one month and still accruing interest.

FHN NON-GAAP TO GAAP RECONCILIATION
Quarterly, Unaudited

(Dollars and shares in thousands, except per share data)	1Q18	4Q17	3Q17	2Q17	1Q17

Tangible Common Equity (Non-GAAP)
(A) Total equity (GAAP)	$4,571,918	$4,580,488	$2,883,551	$2,826,888	$2,740,460
Less: Noncontrolling interest (a)	295,431	295,431	295,431	295,431	295,431
Less: Preferred stock (a)	95,624	95,624	95,624	95,624	95,624
(B) Total common equity	$4,180,863	$4,189,433	$2,492,496	$2,435,833	$2,349,405
Less: Intangible assets (GAAP) (b)	1,572,916	1,571,242	279,492	281,456	211,156
(C) Tangible common equity (Non-GAAP)	$2,607,947	$2,618,191	$2,213,004	$2,154,377	$2,138,249

Tangible Assets (Non-GAAP)
(D) Total assets (GAAP)	$40,462,585	$41,423,388	$29,622,636	$29,369,956	$29,618,600
Less: Intangible assets (GAAP) (b)	1,572,916	1,571,242	279,492	281,456	211,156
(E) Tangible assets (Non-GAAP)	$38,889,669	$39,852,146	$29,343,144	$29,088,500	$29,407,444

Average Tangible Common Equity (Non-GAAP)
(F) Average total equity (GAAP)	$4,573,706	$3,506,165	$2,866,757	$2,778,169	$2,722,668
Less: Average noncontrolling interest (a)	295,431	295,431	295,431	295,431	295,431
Less: Average preferred stock (a)	95,624	95,624	95,624	95,624	95,624
(G) Total average common equity	$4,182,651	$3,115,110	$2,475,702	$2,387,114	$2,331,613
Less: Average intangible assets (GAAP) (b)	1,568,029	726,958	280,575	281,326	211,757
(H) Average tangible common equity (Non-GAAP)	$2,614,622	$2,388,152	$2,195,127	$2,105,788	$2,119,856

Annualized Net Income/(loss) Available to Common Shareholders
(I) Net income /(loss) available to common shareholders (annualized) (GAAP)	$367,531	$(209,641)	$267,148	$364,206	$219,073

Period-end Shares Outstanding
(J) Period-end shares outstanding	327,194	326,736	234,231	234,135	233,883

Ratios
(I)/(G) Return on average common equity (“ROE”) (GAAP)	8.79%	(6.73)%	10.79%	15.26%	9.40%
(I)/(H) Return on average tangible common equity (“ROTCE”) (Non-GAAP)	14.06%	(8.78)%	12.17%	17.30%	10.33%
(A)/(D) Total equity to total assets (GAAP)	11.30%	11.06%	9.73%	9.63%	9.25%
(C)/(E) Tangible common equity to tangible assets (“TCE/TA”) (Non-GAAP)	6.71%	6.57%	7.54%	7.41%	7.27%
(B)/(J) Book value per common share (GAAP)	$12.78	$12.82	$10.64	$10.40	$10.05
(C)/(J) Tangible book value per common share (Non-GAAP)	$7.97	$8.01	$9.45	$9.20	$9.14
(a) Included in Total equity on the Consolidated Balance Sheet.
(b) Includes goodwill and other intangible assets, net of amortization.

FHN GLOSSARY OF TERMS

Average Assets for Leverage: The amount of assets a company uses to calculate the leverage ratio, which includes average total assets less disallowed portions of goodwill, other intangibles, and deferred tax assets, as well as certain other regulatory adjustments made to tier 1 capital.

Common Equity Tier 1 Ratio: Ratio consisting of common equity adjusted for certain unrealized gains/(losses) on available-for-sale securities, less disallowed portions of goodwill, other intangibles, and deferred tax assets as well as certain other regulatory deductions divided by risk-weighted assets.

Core Businesses: Management considers regional banking, fixed income, and corporate as FHN’s core businesses. Non-strategic has legacy assets and operations that are being wound down.

Fully Taxable Equivalent (“FTE”): Reflects the amount of tax-exempt income adjusted to a level that would yield the same after-tax income had that income been subject to taxation.

Market-Indexed Deposits: Deposits with pricing tied to an index not administered by FHN. For FHN these are comprised of insured network deposits, correspondent banking deposits, and trust/sweep deposits.

Risk-Weighted Assets: A regulatory risk-based calculation that takes into account the broad differences in risks among a banking organization’s assets and off-balance sheet financial instruments.

Tier 1 Capital Ratio: Ratio consisting of shareholders’ equity adjusted for certain unrealized gains/(losses) on available-for-sale securities, plus qualifying portions of noncontrolling interests, less disallowed portions of goodwill, other intangible assets, and deferred tax assets as well as certain other regulatory deductions divided by risk-weighted assets.

Troubled Debt Restructuring (“TDR”): A restructuring of debt whereby a creditor for economic or legal reasons related to the borrower’s financial difficulties grants a concession to the borrower that it would not otherwise consider. Such concession is granted in an attempt to protect as much of the creditor’s investment as possible by increasing the probability of repayment.

 Key Ratios

Return on Average Assets: Ratio is annualized net income to average total assets.

Return on Average Common Equity: Ratio is annualized net income available to common shareholders to average common equity.

Return on Average Tangible Common Equity: Ratio is annualized net income available to common shareholders to average tangible common equity.

Fee Income to Total Revenue: Ratio is fee income excluding securities gains/(losses) to total revenue excluding securities gains/(losses).

Efficiency Ratio: Ratio is noninterest expense to total revenue excluding securities gains/(losses).

Leverage Ratio: Ratio is tier 1 capital to average assets for leverage.

Asset Quality - Consolidated Key Ratios

NPL %: Ratio is nonperforming loans in the loan portfolio to total period-end loans.

NPA %: Ratio is nonperforming assets related to the loan portfolio to total period-end loans plus foreclosed real estate and other assets.

Net charge-offs %: Ratio is annualized net charge-offs to total average loans.

Allowance / loans: Ratio is allowance for loan losses to total period-end loans.

Allowance / NPL: Ratio is allowance for loan losses to nonperforming loans in the loan portfolio.

Allowance / NPA: Ratio is allowance for loan losses to nonperforming assets related to the loan portfolio.

Allowance / charge-offs: Ratio is allowance for loan losses to annualized net charge-offs.